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                                                            [LOGO Of BLACKROCK]

Rule 10f-3 Transaction Form

Acquisition of Securities During Affiliated Underwritings

Participating Funds

..  U.S. Registered Funds (Name of Fund, Aladdin Ticker):
   iShares iBonds Sep 2018 AMT-Free Muni Bond ETF (IMUN18) iShares National AMT-Free Muni Bond ETF (ISHMUNI) iShares Short-Term National AMT-Free Muni Bond ETF (NAT0-5)
   iShares iBonds Sep 2019 AMT-Free Muni Bond ETF (IMUN19)
   iShares iBonds Sep 2020 AMT-Free Muni Bond ETF (IMUN20) iShares National AMT-Free Muni Bond ETF (ISHMUNI) iShares New York AMT-Free Muni Bond ETF (ISHNY)
   BlackRock Strategic Municipal Opportunities Fund of BlackRock Series Trust (BR-SMO-IG)
   BlackRock New York Municipal 2018 Term Trust (BLH)
   BlackRock New York Municipal Opportunities Fund of BlackRock Multi-State Mu (BR-NYMO)
   BlackRock Muni Intermediate Duration Fund, Inc. (MUI)
   BlackRock New York Municipal Income Trust II (BFY)

The Offering

Key Characteristics (Complete ALL Fields)

-----------------------------------
Date of                   08/03/15
Offering Commencement:
------------------------  ---------
Security Type:            BND/MUNI
-----------------------------------
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Issuer                       The City of New York, General Obligation Bonds,
                             Fiscal 2016 Series A
---------------------------  --------------------------------------------------
Selling Underwriter          Siebert Brandford Shank & Co., Bank of America
                             Merrill Lynch
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Affiliated Underwriter(s)    [X]  PNC Capital Markets LLC
                             [_]  Other:
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List of Underwriter(s)       Siebert Brandford Shank & Co., Bank of America
                             Merrill Lynch, Citigroup Global Markets Inc.,
                             Jefferies LLC, J.P. Morgan Securities LLC, Morgan
                             Stanley & Co. LLC, Barclays Capital Inc.,
                             Fidelity Capital Markets, Goldman, Sachs & Co.,
                             Janney Montgomery Scott LLC, Lebenthal & Company
                             LLC, Loop Capital Markets, PNC Capital Markets
                             LLC, Ramirez & Co., Inc., Raymond James &
                             Associates, Inc., RBC Capital Markets, Rice
                             Financial Products Company, Roosevelt & Cross,
                             Inc., Southwest Securities, Inc., Wells Fargo
                             Securities, Blaylock Beal Van, LLC, Cabrera
                             Capital Markets, LLC, Drexel Hamilton, LLC, TD
                             Securities (USA) LLC
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                                  Page 1 of 2

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Rule 10f-3 Report - Definitions

Transaction Details

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Date of Purchase    08-03-2015
-------------------------------
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Purchase Price/Share      $ 108.445
(per share / % of par)        (0.57)
                          $ 111.600
                              (1.02)
                          $ 114.217
                              (1.31)
                          $ 116.222
                              (1.59)
                          $ 118.634
                              (2.84)
                          $ 116.649
                              (3.05)
                          $ 115.996
                              (3.12) Total Commission, Spread or Profit   0.455
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1. Aggregate Principal Amount Purchased (a+b)                      $ 63,575,000
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    a. US Registered Funds (Appendix attached with individual
       Fund/Client purchase)                                       $ 44,965,000
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    b. Other BlackRock Clients                                     $ 18.610,000
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2. Aggregate Principal Amount of Offering                          $645,765,000
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Fund Ratio
[Divide Sum of #1 by #2]
Must be less than 0.25                                                  0.09845
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Rule 10f-3 Report - Definitions

Legal Requirements

Offering Type (check ONE)

The securities fall into one of the following transaction types (see
Definitions):

[_]  U.S. Registered Public         [Issuer must have 3 years of continuous
     Offering...................... operations]

[_]  Eligible Rule 144A Offering... [Issuer must have 3 years of continuous operations]

[X]  Eligible Municipal Securities

[_]  Eligible Foreign Offering..... [Issuer must have 3 years of continuous operations]

[_]  Government Securities          [Issuer must have 3 years of continuous
     Offering...................... operations]

Timing and Price (check ONE or BOTH)

[X]The securities were purchased before the end of the first day on which any sales were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities; and

[_]If the securities are offered for subscription upon exercise of rights, the securities were purchased on or before the fourth day before the day on which the rights offering terminated.

Firm Commitment Offering (check ONE)

[X]  YES  The securities were offered pursuant to an underwriting or similar
[_]  NO   agreement under which the underwriters were committed to purchase all of the securities being offered, except those purchased by others pursuant to a rights offering, if the underwriters purchased any of the securities.

No Benefit to Affiliated Underwriter (check ONE)

[X]  YES  No affiliated underwriter was a direct or indirect participant in,
[_]  NO   or benefited directly or indirectly from, the transaction.

Completed by:  Dillip Behera                                 Date: 08-19-2015
               ---------------------------------------------
               Global Syndicate Team Member

Approved by:   Steven DeLaura                                Date: 08-19-2015
               ---------------------------------------------
               Global Syndicate Team Member

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Rule 10f-3 Report - Definitions

Definitions

Term                       Definition
Fund Ratio                 Number appearing at the bottom of page 1 of 2 of
                           the Rule 10f-3 Report form. It is the sum of the Funds' participation in the offering by the Funds and other accounts managed by BlackRock divided by the total amount of the offering.

Eligible Foreign Offering  The securities are sold in a public offering conducted under the laws of a country other than the United States and

                           (a)the offering is subject to regulation in such
                              country by a "foreign financial regulatory authority," as defined in Section 2(a)(50) of the Investment Company Act of 1940;

                           (b)the securities were offered at a fixed price to
                              all purchasers in the offering (except for any rights to purchase securities that are required by law to be granted to existing security holders of the issuer);

                           (c)financial statements, prepared and audited as
                              required or permitted by the appropriate foreign financial regulatory authority in such country, for the two years prior to the offering, were made available to the public and prospective purchasers in connection with the offering; and

                           (d)if the issuer is a "domestic issuer," i.e.,
                              other than a foreign government, a national of any foreign country, or a corporation or other organization incorporated or organized under the laws of any foreign country, it (1) has a class of securities registered pursuant to section 12(b) or 12(g) of the Securities Exchange Act of 1934 or is required to file reports pursuant to section 15(d) of that act, and (2) has filed all the material required to be filed pursuant to section 13(a) or 15(d) of that act for a period of at least 12 months immediately preceding the sale of securities (or for such shorter period that the issuer was required to file such material)

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Rule 10f-3 Report - Definitions

Term                            Definition
Eligible Municipal Securities   The securities:

                                (a)are direct obligations of, or obligations
                                   guaranteed as to principal or interest by, a State or any political subdivision thereof, or any agency or instrumentality of a State or any political subdivision thereof, or any municipal corporate instrumentality of one or more States, or any security which is an industrial development bond (as defined in section 103(c)(2) of Title 26) the interest on which is excludable from gross income under certain provisions of the Internal Revenue Code;

                                (b)are sufficiently liquid that they can be
                                   sold at or near their carrying value within a reasonably short period of time; and

                                (c)either

                                    (1)are subject to no greater than moderate
                                       credit risk; or

                                    (2)if the issuer of the municipal
                                       securities, or the entity supplying the
                                       revenues or other payments from which
                                       the issue is to be paid, has been in
                                       continuous operation for less than
                                       three years, including the operation of
                                       any predecessors, the securities are
                                       subject to a minimal or low amount of
                                       credit risk.

                                Also, purchases of municipal securities may not be designated as group sales or otherwise allocated to the account of any prohibited seller (i.e., an affiliated underwriter).

Eligible Rule 144A Offering     The securities are sold in an offering where

                                (a)the securities are offered or sold in
                                   transactions exempt from registration under
                                   Section 4(2) of the Securities Act of 1933,
                                   Rule 144A thereunder, or Rules 501-508
                                   thereunder;

                                (b)the securities were sold to persons that
                                   the seller and any person acting on behalf of the seller reasonably believe to include qualified institutional buyers, as defined in Rule 144A ("QIBs"); and

                                (c)the seller and any person acting on behalf
                                   of the seller reasonably believe that the securities are eligible for resale to other QIBs pursuant to Rule 144A.

Government Securities Offering  The security is issued or guaranteed as to principal or interest by the United States, or by a person controlled or supervised by and acting as an instrumentality of the Government of the United States pursuant to authority granted by the Congress of the United States; or any certificate of deposit for any of the foregoing.

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Rule 10f-3 Report - Definitions

Term                              Definition
U.S. Registered Public Offering.  The securities offered are registered under the Securities Act of 1933 that are being offered to the public.